UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): June 21, 2024

HireRight Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40982	83-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville Tennessee	37214
(Address of Principal Executive Officer)		(Zip Code)

(615) 320-9800
(Registrant telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2024, HireRight Holdings Corporation, a Delaware corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of February 15, 2024 (the “Merger Agreement”), by and among the Company, Hearts Parent, LLC, a Delaware limited liability company (“Parent”), and Hearts Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as the surviving corporation (the “Merger”) and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”).

As of May 7, 2024, the record date for the Special Meeting (the “Record Date”), there were 67,352,961 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock” or “Shares”) outstanding. At the Special Meeting, a total of 61,968,235 Shares, equivalent to 61,968,235 votes, representing approximately 92.00% of the outstanding Shares entitled to vote, equivalent to approximately 92.00% of the voting power of the outstanding Shares entitled to vote, were present in person (which includes presence virtually at the Special Meeting) or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	Merger Agreement Proposal. The proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

(2)	Adjournment Proposal. The proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 17, 2024 (the “Proxy Statement”).

The approval of the Merger Agreement Proposal required (i) the affirmative vote of the holders of at least a majority of the voting power of the Shares entitled to vote and (ii) the affirmative vote of the holders of at least a majority of the voting power of the Shares held by the Unaffiliated Stockholders (as defined in the Proxy Statement) entitled to vote, in each case, in accordance with the General Corporation Law of the State of Delaware.

The approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of the Shares present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of Company Common Stock was entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Both proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.  Because the Merger Agreement and the transactions contemplated thereby, including the Merger, were approved and adopted by the Company’s Stockholders, no adjournment to solicit additional proxies was necessary.

(1)	Merger Agreement Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Merger Agreement Proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Majority Vote	61,908,023	6,067	54,145	0
Unaffiliated Stockholder Vote	11,041,499	6,067	54,145	0

(2)	Adjournment Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Adjournment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
61,327,597	586,963	53,675	0

As of the date of this Current Report on Form 8-K, the Merger is expected to close on or about June 28, 2024, subject to the satisfaction or waiver of certain customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HireRight Holdings Corporation

Date: June 21, 2024

	By:	/s/ Brian Copple
		Name:	Brian Copple
		Title:	General Counsel and Secretary